As filed with the Securities and Exchange Commission on July 11, 2002

Registration No. 333-34968

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____
Post-Effective Amendment No. 1
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____

BP p.l.c.
(formerly BP Amoco p.l.c.)

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)
Brittanic House 1 Finsbury Circus London EC2M 7BA England (Address of Principal Executive Offices)

BP CAPITAL ACCUMULATION PLAN
(formerly Atlantic Richfield Company Capital Accumulation Plan)

1985 ATLANTIC RICHFIELD COMPANY
EXECUTIVE LONG-TERM INCENTIVE PLAN

ATLANTIC RICHFIELD COMPANY
STOCK OPTION PLAN FOR
OUTSIDE DIRECTORS
(Full Title of Plans)
--------

Daniel B. Pinkert
Corporate Secretary
BP America Inc.
200 E. Randolph Drive
Chicago, Illinois
(312)856-6111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Explanatory Statement

     BP p.l.c. (“BP”) hereby amends its registration statement on Form S-8 (Registration No. 333-34968) by filing this Post-Effective Amendment No. 1 thereto (i) to reflect the change in the name of the Atlantic Richfield Company Capital Accumulation Plan to the BP Capital Accumulation Plan and the amendment of that plan covered by this registration statement and (ii) to reflect the deletion of the CH-Twenty Inc. Capital Accumulation Plan from this registration statement because of the merger of that plan with the BP Employee Savings Plan, effective December 31, 2001.

     Effective December 31, 2001 the Atlantic Richfield Company Capital Accumulation Plan was renamed the BP Capital Accumulation Plan.  The amended plan text is filed herewith as Exhibit 4.3(a) and replaces and supercedes current Exhibit 4.3(a) to this registration statement.

  SIGNATURES OF BP P.L.C.

            Pursuant to the requirements of the Securities Act of 1933, BP p.l.c. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on the 10, day of July, 2002.

                                                                        BP p.l.c.

                                                                        By:  /s/Judith C. Hanratty

                                                                        Title:  Corporate Secretary

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the indicated capacities on the 10th day of July, 2002.

Name	Title

* Peter Sutherland	Non-Executive Chairman
* Sir Ian Prosser	Non-Executive Deputy Chairman
* The Lord Browne of Madingley	Group Chief Executive and Executive Director (Principal Executive Officer)
* Dr. J.G.S. Buchanan	Chief Financial Officer and Executive Director (Principal Financial and Accounting Officer)
* Rodney F. Chase	Deputy Group Chief Executive and Executive Director
* Dr. Byron E. Grote	Executive Director
* Richard L. Olver	Executive Director
* John H. Bryan	Non-Executive Director
* Erroll B. Davis, Jr.	Non-Executive Director
* Dr. DeAnne S. Julius	Non-Executive Director
* Charles F. Knight	Non-Executive Director
* Floris A. Maljers	Non-Executive Director
* Dr. Walter E. Massey	Non-Executive Director
* H. Michael P. Miles	Non-Executive Director
* Sir Robin Nicholson	Non-Executive Director
* Michael H. Wilson	Non-Executive Director
/s/ Daniel B. Pinkert Daniel B. Pinkert	Authorized Representative in the United States
* By: /s/ Daniel B. Pinkert Daniel B. Pinkert	Attorney-in-fact

SIGNATURE OF BP CAPITAL ACCUMULATION PLAN

            Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July10, 2002.

                                                                        By: BP CORPORATION NORTH AMERICA, INC.,

                                                                               Plan Administrator

                                                                        By:     /s/ Donald Packham

                                                                        Title:  Senior Vice-President of Human

                                                                                 Resources - BP Corporation North America, Inc.

EXHIBIT INDEX

Exhibit	Description
4.3(a)	BP Capital Accumulation Plan as amended effective December 31, 2001
23.1	Consent of Ernst & Young LLP, Independent Auditors, London, England
23.2	Consent of Ernst & Young LLP, Independent Auditors, Chicago, Illinois
24.	Powers of Attorney - included in signature page of Registration Statement 333-34968 (incorporated by reference)